Exhibit 99.4

Kearny Bank

Kearny Financial Corp.

PROPOSED ADDITIONAL MAILING AND INFORMATIONAL MATERIALS

INDEX

1.	Community Meeting Invitation Card*

2.	Mailing Insert/Lobby Poster

3.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

4.	Dear Stockholder - Confirmation Letter

5.	Dear Interested Investor - No Shares Available Letter

6.	Welcome Stockholder Letter - For Initial DRS Statement Mailing

7.	Dear Interested Subscriber Letter - Subscription Rejection

8.	Letter for Sandler O’Neill Mailing to Clients*

9.	DRS Q&A

10.	Invitation Letter – Informational Meetings

11.	Tombstone (Meeting Advertisement)

12.	Tombstone (Offering Advertisement)

13.	Proxy Reminder

*	Accompanied by a Prospectus

Kearny Bank

An Invitation

***********

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares of common stock of our proposed holding company, Kearny Financial Corp.

❖	Members of senior management will discuss Kearny Bank’s operations, past performance and financial history.

❖	You will be able to meet one-on-one with Kearny Bank officers to ask questions.

❖	There will be no sales pressure. You will receive Kearny Financial Corp. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (        )         -         Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Kearny Financial Corp. (logo)

Proposed Holding Company for

Kearny Bank

Community Meetings

***********

Day, Month

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

Kearny Financial Corp.

(logo)

Proposed Holding Company for

Kearny Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Kearny Bank

Kearny MHC

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If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.

Please vote all proxy cards that you received.

Kearny Financial Corp.

                 , 2014

Dear Subscriber:

We hereby acknowledge receipt of your order and payment at $10.00 per share, listed below, of Kearny Financial Corp. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Kearny Financial Corp. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

Once the offering has been completed, you will receive confirmation in the mail indicating your ownership of Kearny Financial Corp. common stock.

If you have any questions, please call our Stock Information Center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Kearny Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Kearny Financial Corp.

                 , 2015

Dear Stockholder:

Thank you for your interest in Kearny Financial Corp. Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                     , 2015; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “KRNY” on                     ,     2015.

A statement indicating the number of shares of Kearny Financial Corp. you have purchased will be mailed to you shortly. This statement will be your evidence of ownership of Kearny Financial Corp. stock. All shares of Kearny Financial Corp. common stock will be in book entry form and paper stock certificates will not be issued.

Kearny Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Kearny Financial Corp.

                 , 2015

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Supplemental Eligible Account Holders, Other Members or community friends]. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Kearny Financial Corp. and hope you become an owner of our stock in the future. Our stock has commenced trading on the Nasdaq Global Select Market under the symbol “KRNY.”

Kearny Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Kearny Financial Corp.

                 , 2015

Welcome Stockholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of Kearny Financial Corp. (the “Company”) purchased by you at a price of $10.00 per share on                     , 2015. All stock sold in the subscription and community offering has been issued in book entry form through the direct registration system (“DRS”). No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares is to be shown on the books of the Company. If you also owned shares of Kearny Financial Corp. prior to completion of the offering, a Letter of Transmittal regarding the exchange of those shares for new Kearny Financial Corp. shares, along with other materials, has been mailed to you separately.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or e-mail) at the following:

Computershare Trust Company, N.A.

Attention: Investor Relations Department

Street

City, State Zipcode

1 (xxx) xxx-xxxx

email: xxxx.com

A short question and answer sheet regarding your DRS statement is enclosed for your information. Trading commenced on the Nasdaq Global Select Market under the symbol “KRNY” on                     , 2015.

On behalf of the Board of Directors, officers and employees of Kearny Financial Corp., I thank you for supporting our offering.

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Kearny Financial Corp.

                 , 2014

Dear Interested Subscriber:

We regret to inform you that Kearny Financial Corp., the holding company for Kearny Bank, did not accept your order for shares of Kearny Financial Corp. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Kearny Financial Corp. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Kearny Financial Corp.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Sandler O’Neill + Partners, L.P.

                 , 2014

To Our Friends:

We are enclosing material in connection with the stock offering by Kearny Financial Corp., the proposed holding company for Kearny Bank.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern Time, on                     , 2014.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call the stock information center at (            )             -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Kearny Financial Corp. [LOGO]

DIRECT REGISTRATION: Holding Your Shares in Book Entry

Kearny Financial Corp. (the “Company”) has elected to require former registered stockholders of Kearny Financial Corp. and new stockholders of Kearny Financial Corp. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares of Kearny Financial Corp. they will receive as a result of Kearny’s “second-step conversion.” This flyer outlines what DRS is and what it means to you as a registered stockholder.

What is DRS?

DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration. Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our stockholders several advantages:

•	It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•	It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, Computershare Trust Company, N.A., will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact Computershare and they will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•	The most recent copy of your transfer agent account statement;

•	The Social Security number on your account;

•	Your transfer agent account number (which is on the statement);

•	Computershares’ DTC number, which is ; and

•	The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the Computershare’s website, www.computershare.com, or call their Investor Relations Department at             to speak to a representative.

Kearny Financial Corp.

                 , 2014

Dear                     :

The Boards of Directors of Kearny Bank, Kearny MHC and Kearny Financial Corp. have unanimously adopted a plan of conversion and reorganization under which we will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at [an informational meeting][a reception] to be held at     on    at      4:00     .    , Eastern Time. A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

Craig L. Montanaro

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Kearny Financial Corp.

(logo)

An Invitation

To Attend a Community Meeting

Kearny Financial Corp. is offering shares of its common stock in connection with the conversion and reorganization of Kearny MHC into the full stock form of organization.

Up to 78,775,000 shares of Kearny Financial Corp. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Kearny Financial Corp.

(logo)

Kearny Financial Corp.

Commences Stock Offering

Kearny Financial Corp. is offering shares of its common stock in connection with the conversion of Kearny MHC into the full stock form of organization.

Up to 78,775,000 shares of Kearny Financial Corp. are being offered at a price of $10.00 per share. As a member of the community served by Kearny Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (            )             -            , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Central Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Please don’t throw me away

It’s your right to vote
(Doesn’t that get your tail waggin’?)
It’s quick. It’s easy. And, we need your support!
Our records show that YOU HAVE NOT VOTED ALL OF YOUR PROXY CARDS! We cannot complete our proposed conversion and reorganization and make our contribution to the KearnyBank Foundation without the approval of our members. The special meeting of depositors will be on May 5, 2015.
If you recently voted, you may have voted another proxy card control number. How could that be possible? If you have more than one deposit account, you may have more than one proxy card control number. Each control number sent to you has to be voted separately.

In just a matter of seconds you can vote your proxy.
simply follow the steps below.
Put your paws on the control number. Your unique proxy control number is on the enclosed proxy card.
Mail: Mark your vote, sign, date and mail today.
Phone: 1-855-782-8494 (Toll-free)
Online: www.proxypush.com/KRNY
This mailing is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus.

Thank you!